Exhibit 99.1

Annexon Welcomes William H. Carson, M.D. to the Board of Directors

Thomas G. Wiggans appointed Chairman

SOUTH SAN FRANCISCO, Calif., February 8, 2021 (GLOBE NEWSWIRE) — Annexon, Inc. (“Annexon”) (Nasdaq: ANNX), a clinical stage biopharmaceutical company developing a pipeline of novel therapies for patients with classical complement-mediated autoimmune and neurodegenerative disorders of the body, brain and eye, today announced the appointment of William H. Carson, M.D. to its board of directors. Concurrently with Dr. Carson’s appointment, Thomas G. Wiggans has been appointed Annexon’s chairman, as William Young and Carol Gallagher, PharmD, retire from the board on February 5, 2021.

Dr. Carson brings deep expertise in pharmaceutical research, development and commercialization, with specialization in central nervous system (CNS) disorders. Most recently he was the president and CEO of Otsuka Pharmaceutical Development & Commercialization, Inc., leading the development and regulatory approvals of Otsuka’s global compounds.

“On behalf of Annexon and the board of directors, I am pleased to welcome Dr. Carson to our board,” said Thomas Wiggans, newly appointed chairman of Annexon’s board. “As Annexon continues to advance its portfolio of clinical-stage C1q inhibitors, Dr. Carson’s medical background and distinguished experience across therapeutic research, development and commercialization will be important assets to the company. We look forward to his leadership and contributions.”

Mr. Wiggans, who succeeds William Young as chairman, has served on the Annexon board of directors since February 2017. Mr. Young retired as chairman of the Annexon board on February 5, 2021 but will continue to be engaged with the company in a consulting capacity.

“I am deeply grateful to both Bill Young and Carol Gallagher for their invaluable service on the Annexon board of directors. Dr. Young joined the board in 2014 and has served as chairman since March 2017. He has been a strong leader and voice on our board, drawing upon his strategic and operational expertise to help guide our scientific and business priorities, and we are delighted that he will continue to provide counsel to Annexon,” said Douglas Love, Esq., president and CEO of Annexon. “Dr. Gallagher joined the Annexon board in 2018 and has been instrumental in our portfolio and financing strategies over the years.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about Mr. Young’s continued engagement with the company in a consulting capacity. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the company’s history of net operating losses; the company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the company’s product candidates; the effects of COVID-19 or other public health crises on the company’s clinical programs and business operations; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the company’s product candidates; the company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 filed with the Securities and Exchange Commission (SEC) on November 16, 2020 and the company’s other filings with the SEC. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts: Jennifer Lew Chief Financial Officer Annexon Biosciences jlew@annexonbio.com	Media Contacts: Miriam Mason SVP, Corporate Communications Annexon Biosciences mmason@annexonbio.com

Sara Michelmore smichelmore@macbiocom.com	Caroline Rufo, Ph.D. crufo@macbiocom.com